Exhibit 10.13

AMENDMENT NO. 1 TO EXECUTIVE SEVERANCE AGREEMENT

This Amendment No. 1 to Executive Severance Agreement (this “Amendment”), by and between Teladoc, Inc., a Delaware corporation (“Teladoc”), and Mr. Peter McClennen, an individual resident in the Commonwealth of Massachusetts (“Executive”), is made as of November 1, 2017.

Recitals

A.        Teladoc and Executive are parties to that certain Executive Severance Agreement, dated as of July 17, 2017 (the “Severance Agreement”).

B.         Teladoc and Executive desire to make certain changes to the Severance Agreement, as set forth in this Amendment.

Terms and Conditions

In consideration of the mutual covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Amendments and Corrections

1.1.    Section 2(a)(ii) of the Severance Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)    Executive shall receive continued payment of the Base Salary for a period of twelve (12) months following the termination date (the “Salary Severance Period”) in accordance with the Company’s ordinary payroll practices;”.

1.2.    Section 2(a)(iv) of the Severance Agreement is hereby amended by replacing the words “six (6) months” in the first sentence thereof with the words “twelve (12) months”.

1.3.    Section 2(b) of the Severance Agreement is hereby deleted in its entirety and replaced with the following:

“(b)     Severance Upon Qualifying Termination Occurring Within 12 Months Following a Change of Control.  If Executive has a Qualifying Termination that occurs on the date of or within twelve (12) months following a Change of Control, then subject to (x) the requirements of this Section 2, (y) Executive’s continued compliance with the terms of the Confidentiality Agreement and Sections 4 and 5 and (z) the terms of Section 8, Executive shall be entitled to receive the payments and benefits described in Section 2(a) above; provided that: (i) the Company shall pay Executive an additional amount equal to one hundred percent (100%) of the Target Bonus Amount, payable in a lump sum on the Company’s first ordinary payroll date occurring after the effective date of Executive’s Qualifying Termination; (ii) a pro rata portion of the bonus Executive would have earned for the year of termination, which bonus shall be determined based on the Company’s financial performance results against the Company’s financial performance objectives in the parameters that would have been used to calculate such bonus had such termination not occurred, payable in a lump sum at the same time bonuses are paid to Company senior executives generally (but in no event later than March 15 of the year following the year in which termination occurs; and (iii) in lieu of the treatment set forth in Section 2(a)(v) above, all unvested equity or equity-based awards granted to Executive under any equity compensation plans of the Company shall become immediately vested as to time and any such awards that are subject to performance-based vesting will remain eligible to vest to the extent the performance conditions are thereafter satisfied (provided that nothing herein shall operate to extend the term, if any, of an award beyond the final expiration date provided in the applicable award agreement or prohibit the award from being treated in substantially the same manner as awards held by Company employees in the context of a Change of Control or other corporate transaction).”.

2.   Other Provisions.  Except as expressly set forth above, each and every provision of each of the Severance Agreement shall remain unchanged and in full force and effect.

3.   General Provisions.  The provisions of Section 8 of the Severance Agreement shall govern this Amendment, to the fullest extent applicable and are hereby incorporated into this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

MR. PETER MCCLENNEN,	TELADOC, INC.,
an individual resident in the	a Delaware corporation
Commonwealth of Massachusetts
By:
Name: Mr. Adam C. Vandervoort
Title: Chief Legal Officer